Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Stock Plan, the 2012 Equity Incentive Plan, and the 2012 Employee Stock Purchase Plan of SolarCity Corporation of our report dated April 26, 2012, with respect to the consolidated financial statements of SolarCity Corporation included in Amendment No. 5 to its Registration Statement on Form S-1 (No. 333-184317) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

December 12, 2012